EXHIBIT 16.1 - Letter dated May 9, 2002 from Ellis Foster, CA

                                  ELLIS FOSTER
                              CHARTERED ACCOUNTANTS

                              1650 West 1st Avenue
                            Vancouver, B.C. V6J 1G1
              Telephone: (604) 734-1112 Facsimile: (604) 714-5916
                    E-Mail: generaldelivery@ellisfoster.com
                          Website: www.ellisfoster.com
                         Reply Attention: D. Van Hatten


May 9, 2002



Franklin Lake Resources Inc.
172 Starlite Street
South San Francisco, CA 94080

Dear Sirs:

Re:      Change of Auditor/Form 8-K

We have reviewed the amended Form 8-K proposed to be filled by Franklin Lake Resources Inc., as an amendment to the Form 8-K filed on April 16, 2002. We agree with the statement in the amended Form 8-K with respect to Ellis Foster.

Yours truly,


/s/Ellis Foster
--------------------------
Chartered Accountants




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